MANAGEMENT LETTER (LOCK-UP)

                                             June 20, 2000


Overseas Film Group, Inc.
8800 Sunset Boulevard, Suite 302
Los Angeles, California 90069

Ladies and Gentlemen:

     To induce Rosemary Street Productions, LLC ("Rosemary") to enter into and perform the terms of the Securities Purchase Agreement dated May 3, 2000 between Overseas Filmgroup, Inc. ("Company") and Rosemary ("Securities Purchase Agreement"), the undersigned, a significant stockholder of the Company, agrees that, without the prior written consent of two officers of the Company other than the undersigned, the undersigned will not directly or indirectly:

     (A) sell, offer or contract to sell, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of common stock, $.001 par value, of the Company ("Common Stock"), any securities convertible into or exercisable or exchangeable for shares of Common Stock, or any warrants, options, or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock (including, without limitation, any such shares, securities or rights that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations of the Securities and Exchange Commission ("Commission")) (collectively, the "Restricted Securities"); or

     (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly the economic consequence of ownership of any Common Stock, whether such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

for a period of one year commencing the date of this letter and ending on June 19, 2001.

     Notwithstanding the foregoing, the undersigned may transfer any or all of the Restricted Securities, either during the undersigned's lifetime or on the undersigned's death, by gift, will or intestate succession, to the undersigned's "family member" or to trusts, family limited partnerships and similar entities for the benefit of the undersigned or the undersigned's "family members"; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provision of this letter agreement, and there shall be no further transfer of the Restricted Securities except in accordance with this letter agreement. For purposes of this paragraph, "family member" shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transfer's spouse.




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     This letter agreement will be legally binding on the undersigned and on the undersigned's heirs, successors, executors, administrators, conservators and permitted assigns, executed as an instrument governed by the internal laws of the State of Delaware.

                                            Very truly yours,


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                                            Signature


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                                            Print Name


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                                            Address

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